Exhibit 99.1

First PacTrust Bancorp Announces 2013 Annual Meeting of Shareholders

Irvine, Calif. (March 4, 2013) – First PacTrust Bancorp, Inc. (NASDAQ: BANC), the multi-bank holding company for PacTrust Bank and Beach Business Bank, today announced that its 2013 annual meeting of shareholders will be held at 9:00 a.m. PDT on Tuesday, May 21, 2013, at the Irvine Marriott located at 18000 Von Karman, Irvine, California. Shareholders of record as of March 25, 2013 will be entitled to notice of and to vote at the meeting. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $1.7 billion holding company of PacTrust Bank and Beach Business Bank which together operate branch locations in Los Angeles, Orange, San Diego and Riverside counties and loan production offices in California, Arizona, Oregon and Washington.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the Securities and Exchange Commission.  You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: First PacTrust Bancorp, Inc.

Investor Relations Inquiries:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300